UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

On July 30, 2012, Aspen Insurance Holdings Limited’s wholly-owned subsidiary Aspen Bermuda Limited (“Aspen Bermuda”), and Citibank Europe plc (“Citi Europe”) replaced an existing letter of credit facility dated August 12, 2011 in a maximum aggregate amount of up to $1,050 million (the “LOC Facility”) with a new letter credit facility in a maximum aggregate amount of up to $950 million (the “New LOC Facility”). Under the New LOC Facility, Aspen Bermuda will pay to Citi Europe (a) a letter of credit fee based on the available amounts of each letter of credit and (b) a commitment fee, which varies based upon usage, on the unutilized portion of the New LOC Facility. Aspen Bermuda will also pay interest on the amount drawn by any beneficiary under a credit provided under the New LOC Facility at a rate per annum of LIBOR plus 1% (plus reserve asset costs, if any) from the date of drawing until the date of reimbursement by Aspen Bermuda. The New LOC Facility will expire in two separate tranches; Tranche I and Tranche II. Tranche II, which consists of $300 million, will expire on June 30, 2013, and Tranche I, which consists of the remaining maximum aggregate amount of $650 million, will expire on June 30, 2014.

All other agreements relating to Aspen Bermuda’s letter of credit facilities with Citi Europe, as previously filed with the SEC on October 13, 2006 or otherwise and the Pledge Agreement which was subsequently amended on August 12, 2011, remain in full force and effect and are incorporated herein by reference.

The summary above is qualified by the actual terms of the New LOC Facility which is filed hereto as exhibit 10.1.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

10.1	Letter of Credit Facility between Aspen Bermuda Limited and Citibank Europe plc, dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: July 31, 2012	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer